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                                                     Registration No. 333-
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          Commission File No:  0-19195

                       AMERICAN DENTAL TECHNOLOGIES, INC.
             (Exact Name of Registrant as specified in its charter)


            Delaware                                 38-2905258
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)             Identification Number)


                     28411 Northwestern Highway, Suite 1100
                        Southfield, Michigan 48034-5541
          (Address of principal executive offices, including zip code)


                       AMERICAN DENTAL TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)


                               Raymond F. Winter
                     28411 Northwestern Highway, Suite 1100
                        Southfield, Michigan 48034-5541
                                 (810) 353-5300
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                                   Mark Metz
                                 Dykema Gossett
                             400 Renaissance Center
                            Detroit, Michigan 48243


                        Calculation of Registration Fee


__________________________________________________________________________________
   Title of                       Proposed Maximum  Proposed Maximum   Amount of
Securities to     Amount to be        Offering         Aggregate      Registration
be Registered      Registered     Price Per Share*   Offering Price       Fee
__________________________________________________________________________________

Common Stock
$.01 par value  1,000,000 shares  $2.11             $2,110,000        $728.00
__________________________________________________________________________________



* The price shown is the average of the high and low sale prices of the Common Stock on the Nasdaq SmallCap Market on September 25, 1996, in accordance with Rule 457(h).



________________________________________________________________________________
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     In accordance with general instruction E to Form S-8, American Dental
Technologies, Inc. hereby incorporates by reference the contents of its Registration Statements on Form S-8 (No. 33-66552, filed July 27, 1993 and No. 33-86062, filed June 10, 1994).


Item 8.        EXHIBITS

         The following exhibits are filed with this registration statement:

      4.1 American Dental Technologies, Inc. Amended and Restated Long-Term Incentive Plan


      5.1 Opinion of Raymond F. Winter with respect to the legality of the Common Stock to be registered hereunder

     23.1  Consent of Ernst & Young LLP

     23.2  Consent of Raymond F. Winter (contained in Exhibit 5)

     24.1  Power of Attorney included as page 3 of this Registration Statement


                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on September 27, 1996.


                                    AMERICAN DENTAL TECHNOLOGIES, INC.

                                    BY:    Anthony D. Fiorillo
                                           Chief Executive Officer and Director


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                               POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Anthony D. Fiorillo and Raymond F. Winter, and each of them acting alone, his(her) true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him(her) and in his(her) name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on September 27, 1996.


     Signature                                        Title


Ben J. Gallant                             President, Chief Operating
                                           Officer and Director


Anthony D. Fiorillo                        Chief Executive Officer
                                           and Director



Diane M. Miller                            Chief Financial Officer,
                                           Principal Financial Officer and
                                           Principal Accounting Officer


William D. Myers                           Chairman of the Board
                                           and Director


Wayne A. Johnson II                        Director



J. Bernard Machen                          Director




Charles A. Nichols                         Director



John E. Vickers III                        Director



Bertrand R. Williams, Sr.                  Director


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                                EXHIBIT INDEX



                                                                   SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                          DESCRIPTION                             PAGE
- -------                         -----------                          ----------

 4.1 American Dental Technologies, Inc. Amended and Restated Long-Term Incentive Plan

 5.1 Opinion of Raymond F. Winter with respect to the legality of the Common Stock to be registered hereunder

23.1       Consent of Ernst & Young LLP